TRAFFIC PROMOTION AGREEMENT

     This Traffic Promotion Agreement ("Agreement")is made and entered into this 1st day of December by and between CandidHosting.com, Inc. ("Promoter") and SwiftyNet.com., Inc. ("Swifty").

                                    PREAMBLE

     WHEREAS. Promoter is a Florida corporation in good standing with offices a 412 East Madison, Suite 1000, Tampa Florida 32602; and

     WHEREAS. Swifty is a Florida corporation in good standing with offices at 201 East Kennedy Blvd., Suite 210, Tampa, Florida 33602; ;and

     WHEREAS. Promoter desires to provide to Swifty certain services utilizing Promoter's expertise in connection with the management, marketing and operation to the web site for the purpose of procuring traffic for Swifty's web sites and Swifty desires to obtain such services from Promoter;

     NOW THEREFORE, in consideration of the foregoing, of the mutual agreements and promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged Promoter and Swifty intending to be legally bound, agree as follows:

     1. Traffic Procuring Services: Promoter shall use its best efforts during the term of this agreement to obtain for Swifty's web sites for the purpose of increasing the efficiency and profitability of Swifty's web sites. Such services to be rendered at such times and in such manner as Promoter, in its sole discretion, deems reasonable for the purpose of this Agreement. Such services shall include assistance in obtaining and maintaining traffic and customers.

     Promoter shall not be obligated to travel or cause its employees or agents to travel to Swifty's premises to render such services. In the event that it becomes necessary for a representative or Promoter to travel to Swifty's premises in connection with Promoter's performance under this Agreement then Swifty shall pay the cost of business class transportation and first class hotel and accommodations for such person or persons. Swifty acknowledges that Promoter has other business relationships and may not always be immediately available to render the services provided for in this Agreement. Promoter agrees to use its best efforts to provide its services at such times as requested by Swifty or as soon thereafter as it is able to do so.

     2. Term: The term of this Agreement shall be one year commencing on December 1, 2000 and ending on November 30, 2001.

     3. Consideration: In consideration for the services to be provided by Promoter pursuant to this Agreement Swifty shall forthwith transfer to Promoter one million, four hundred and thirty thousand (1,430,000) of its common shares. Promoter acknowledges that such shares have not been registered and are restricted from any transfer by Promoter except pursuant to an applicable exemption or effective registration statement. Swifty agrees that Promoter shall have "piggy back rights" allowing the aforesaid shares, or any part thereof as determined by Promoter to be included in any registration statement which Swifty files following the date of execution of this Agreement or which has not yet become effective as of the date of execution of this Agreement.

     4. Confidentiality: Promoter shall not, during the term of this Agreement or thereafter, disclose to any third person or entity, or use for its own benefit, any confidential information of Swifty which is entitled to legal protection and which information has been received by Promoter by virtue of Promoter's services hereunder unless Promoter shall have first obtained Swifty's written consent to such disclosure.

     5. Limitation on Services of Promoter: For the consideration set forth in paragraph 3 hereof Promoter shall, as soon as reasonably possible following execution of this Agreement, commence providing traffic to Swifty's web sites and shall continue to provide such traffic until Swifty's web sites have received an aggregate of 45,000,000 hits. Promoter shall not be obligated to provide any additional traffic thereafter unless the parties shall have entered into a further agreement relating to the providing of such traffic and the compensation to be paid for such traffic. Not later than fifteen (15) days following the end of each month during the term of this agreement Swifty shall report to Promoter, in writing, stating the number of hits received by Swifty during the month for which the report is made. Together with such report Swifty shall remit to Promoter such sum, if any, as may be due to Promoter pursuant to this paragraph.

     6. Promoter's Warranties: Promoter warrants that it has the right to enter into this Agreement and to perform its obligations hereunder.

     7. Swifty's Warranties: Swifty warrants that it is lawfully able to issue to Promoter the shares referred to in paragraph 3 hereof and that other than the lack of registration there are no liens, restrictions or limitations upon the issuance of said shares or the shares themselves.

     8. Failure to Lawfully Issue Shares: In the event Swifty shall not be able to transfer the shares referred to in paragraph 3 to Promoter then this Agreement shall forthwith terminate and Promoter shall have no further obligation to perform any services hereunder.

2.       Miscellaneous Provisions;

     a. Enforceability: If any term or condition of this Agreement shall be found, by a court of competent jurisdiction, to be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to the extent or in such application which is held to be invalid or unenforceable, shall not be affected thereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law. Notwithstanding the foregoing, in the event such term or condition held to be invalid or unenforceable shall render the purpose or intent of this Agreement to be materially impaired then this Agreement may be terminated by either party upon ten (10) days written notice to the other party.

     b. Notice: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be made by; (i) certified mail, return receipt requested; (ii) Federal Express, Express Mail, or similar overnight delivery or courier service; or (iii) delivery (in person or by facsimile or similar telecommunication transmission) to the party to whom it is to be given, to the address appearing elsewhere in this Agreement or to such other address as any party hereto may have designated by written notice forwarded to the other party in accordance with the provisions of this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice by other means permitted by this Section shall be deemed given at the time of receipt thereof.

     c. Application of Florida Law: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in Hillsborough, Florida.

     d.  Counterparts:   This  Agreement  may  be  executed  by  any  number  of
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     e. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

     f. Jurisdiction: The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this Agreement is one for performance in Florida. The parties of this Agreement agree that they waive any objection, constitutional, statutory otherwise, to a Florida court's taking jurisdiction of any dispute between them. By entering into this Agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a Florida court.

     g. Waiver: No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     h. Entire Agreement: This Agreement constitutes the entire Agreement between the parties pertaining to its subject matter, and it supercedes all prior contemporaneous agreement, representations, and understandings of the parties. No supplement, modifications, or amendment of this Agreement shall be binding unless executed in writing by all parties.

     i. Authority and Binding Effect: Each of the undersigned do hereby warrant and represent that they have been duly authorized to enter to this Agreement on behalf of their respective companies.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

 SwiftyNet.com, Inc.                                CandidHosting.com, Inc.

 BY:/s/ Rachel Steele                             BY: /s/  David Marshlach
 ____________________                               ____________________________

 President                                          President